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                                                                    EXHIBIT 10.1


                                   FOUNDERS' AND MANAGEMENT EMPLOYMENT AGREEMENT
                            TO BE EXECUTED BY FOUNDERS AND KEY EXECUTIVES OF IES
                                                                         ANNEX V


                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") by and between ____________ ___________________________________ (the "Company"), a _____________ corporation and a wholly-owned subsidiary of Integrated Electrical Services, Inc., a Delaware corporation ("IES"), and __________________________ ("Executive") is hereby entered into effective as of the date of the consummation of the initial public offering of the common stock of IES (the "Effective Date").

                                    RECITALS

The following statements are true and correct:

         As of the Effective Date, the Company, IES and the other subsidiaries of IES (collectively, the "IES Companies") are engaged primarily in the providing of electrical contracting services.

         Executive is employed hereunder by the Company in a confidential relationship wherein Executive, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the Company's and IES' customers and specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company and IES, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company and IES. This information is a trade secret and constitutes the valuable goodwill of the Company and IES.

         Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

                                   AGREEMENTS

         1.      Employment and Duties.

                 (a) The Company hereby employs Executive as _____________ of the Company. As such, Executive shall have responsibilities, duties and authority reasonably accorded to, expected of and consistent with Executive's position as _____________________ of the Company and will report directly to the [______________] of the Company. Executive hereby accepts this employment upon the terms and conditions herein contained and, subject to paragraph 1(c), agrees to devote substantially all of his time, attention and efforts to promote and further the business and interests of the Company and its affiliates.
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                 (b)      Executive shall faithfully adhere to, execute and
         fulfill all lawful policies established by the Company.

                 (c) Except as set forth on Schedule 1(c) hereto, Executive shall not, during the term of his employment hereunder, engage in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes in any material respect with Executive's duties and responsibilities hereunder. The foregoing limitations shall not be construed as prohibiting Executive from making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of paragraph 3 hereof.

                 (d) Executive shall be entitled to vacation in accordance with the policies of the Company.

         2. Compensation. For all services rendered by Executive, the Company shall compensate Executive as follows:

                 (a) Base Salary. The base salary payable to Executive during the term shall be $_____________________ per year, payable in accordance with the Company's payroll procedures for officers, but not less frequently than monthly. Such base salary may be increased from time to time, at the discretion of the Board of Directors of IES (the "IES Board"), in light of the Executive's position, responsibilities and performance.

                 (b) Executive Perquisites, Benefits and Other Compensation. Executive shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

                          (i) Reimbursement for all business travel and other out-of-pocket expenses (including those costs to maintain any professional certifications held or obtained by Executive) reasonably incurred by Executive in the performance of his duties pursuant to this Agreement and in accordance with the Company's policy for executives of the Company. All such expenses shall be appropriately documented in reasonable detail by Executive upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

                          (ii) Executive shall, subject to the satisfaction of any general eligible criteria, be eligible to participate in all compensation and benefit plans and programs as are maintained from time to time for executives of the Company.

                          (iii) The Company shall provide Executive with such other perquisites as may be deemed appropriate for Executive by the IES Board.





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                 3.       Non-Competition Agreement.

                 (a) Executive recognizes that the Company's willingness to enter into this Agreement is based in material part on Executive's agreement to the provisions of this paragraph 3 and that Executive's breach of the provisions of this paragraph 3 could materially damage the Company. Subject to the further provisions of this Agreement, Executive will not, during the term of his employment with the Company, and for a period of two years immediately following the termination of such for any reason whatsoever, either for Cause or in the event the Executive terminates his employment without Good Reason, except as may be set forth herein, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature:

                          (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any electrical contracting business in direct competition with any IES Company within 100 miles of where any IES Company conducts business, including any territory serviced by an IES Company during the term of Executive's employment (the "Territory");

                          (ii) call upon any person who is, at that time, an employee of an IES Company for the purpose or with the intent of enticing such employee away from or out of the employ of the IES Company;

                          (iii) call upon any person or entity which is, at that time, or which has been, within one year prior to that time, a customer of an IES Company within the Territory for the purpose of soliciting or selling electrical contracting products or services in direct competition with the IES Companies within the Territory; or

                          (iv) call upon any prospective acquisition candidate, on Executive's own behalf or on behalf of any competitor, which candidate was, to Executive's knowledge after due inquiry, either called upon by an IES Company or for which an IES Company made an acquisition analysis, for the purpose of acquiring such entity.

                          (v) disclose customers, whether in existence or proposed, of the Company to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that the Company has in the past disclosed such information to the public for valid business reasons.

                 Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Executive from acquiring as an investment (i) not more than 1% of the capital stock of a





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         competing  business, whose stock is traded on a national securities exchange, the Nasdaq Stock Market or on an over-the-counter or similar market or (ii) not more than 5% of the capital stock of a competing business whose stock is not publicly traded unless the Board of Directors of the Company consents to such acquisition.

                 (b) Because of the difficulty of measuring economic losses to the Company and IES as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company and IES for which they would have no other adequate remedy, Executive agrees that foregoing covenant may be enforced by the Company, in the event of breach by him, by injunctions and restraining orders. Executive further agrees to waive any requirement for the Company's securing or posting of any bond in connection with such remedies.

                 (c) It is agreed by the parties that the foregoing covenants in this paragraph 3 impose a reasonable restraint on Executive in light of the activities and business of the IES Companies on the date of the execution of this Agreement and the current plans of the IES Companies; but it is also the intent of the Company and Executive that such covenants be construed and enforced in accordance with the changing activities, business and locations of the IES Companies throughout the term of this covenant, whether before or after the date of termination of the employment of Executive, unless the Executive was conducting such new business prior to any IES Company conducting such new business. For example, if, during the term of this Agreement, an IES Company engages in new and different activities, enters a new business or establishes new locations for its current activities or business in addition to or other than the activities or business enumerated under the Recitals above or the locations currently established therefor, then Executive will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new business within 100 miles of its then-established operating location(s) through the term of this covenant, unless the Executive was conducting such new business prior to any IES Company conducting such new business.

                 (d) It is further agreed by the parties hereto that, in the event that Executive shall cease to be employed hereunder and shall enter into a business or pursue other activities not in competition with the electrical contracting activities of the IES Companies or similar activities or business in locations the operation of which, under such circumstances, does not violate clause (a)(i) of this paragraph 3, and in any event such new business, activities or location are not in violation of this paragraph 3 or of Executive's obligations under this paragraph 3, if any, Executive shall not be chargeable with a violation of this paragraph 3 if the IES Companies shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.





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                 (e)      The covenants in this paragraph 3 are severable and
         separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

                 (f) All of the covenants in this paragraph 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Executive against the Company or IES, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by IES or the Company of such covenants. It is specifically agreed that the period of two years (subject to the further provisions of this Agreement) following termination of employment stated at the beginning of this paragraph 3, during which the agreements and covenants of Executive made in this paragraph 3 shall be effective, shall be computed by excluding from such computation any time during which Executive is in violation of any provision of this paragraph 3.

                 (g) The Company and the Stockholders hereby agree that this covenant is a material and substantial part of this transaction.

         4. Term; Termination; Rights on Termination. The term of this Agreement shall begin on the Effective Date and continue for five years (the "Initial Term") and, unless terminated sooner as herein provided, shall continue thereafter at Executive's and Company's mutual election on a year-to-year basis on the same terms and conditions contained herein in effect as of the time of renewal (the "Extended Term"); provided, however, upon a Change in Control (as defined in paragraph 11(d)) the term of this Agreement shall automatically continue following such Change in Control for a period equal to the then remaining term or two years, whichever period is longer, unless earlier terminated as provided in paragraph 11. This Agreement and Executive's employment may be terminated in any one of the followings ways:

                 (a) Death. The death of Executive shall immediately terminate this Agreement with no severance compensation due to Executive's estate.

                 (b) Disability. If, as a result of incapacity due to physical or mental illness or injury, Executive shall have been absent from his full-time duties hereunder for four consecutive months, then 30 days after receiving written notice (which notice may occur before or after the end of such four-month period, but which shall not be effective earlier than the last day of such four-month period), the Company may terminate Executive's employment hereunder, provided that Executive is unable to resume his full-time duties at the conclusion of such notice period. Also, Executive may terminate his employment





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         hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health, provided that Executive shall have furnished the Company with a written statement from a doctor reasonably acceptable to the Company to such effect and provided, further, that, at the Company's request made within 30 days of the date of such written statement, Executive shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Executive or Executive's doctor and such second doctor shall have concurred in the conclusion of Executive's doctor. In the event this Agreement is terminated as a result of Executive's disability, Executive shall receive from the Company, in a lump sum payment due within 10 days of the effective date of termination, the base salary at the rate then in effect (i) during the Initial Term, for whatever time period, if any, is remaining under the Initial Term, provided that such period shall not be less than one year, and (ii) during the Extended Term, equivalent to one year of base salary.

                 (c) Cause. The Company may terminate this Agreement and Executive's employment 10 days after written notice to Executive for "Cause", which shall be: (1) Executive's willful, material and irreparable breach of this Agreement (which remains uncured 10 days after receipt of written notice); (2) Executive's gross negligence in the performance or intentional nonperformance (in either case continuing for 10 days after receipt of written notice of need to cure) of any of Executive's material duties and responsibilities hereunder; (3) Executive's dishonesty or fraud with respect to the business, reputation or affairs of the Company or IES which materially and adversely affects the Company or IES (monetarily or otherwise); or
         (4) Executive's conviction of a felony crime involving moral turpitude. In the event of a termination for Cause, Executive shall have no right to any severance compensation.

                 (d) Without Cause. Executive may, without Good Reason (as hereinafter defined) terminate this Agreement and Executive's employment, effective 30 days after written notice is provided to the Company. Executive may only be terminated without Cause by the Company during either the Initial Term or Extended Term if such termination is approved by at least 51% of the members of the IES Board. Should Executive be terminated by the Company without Cause or should Executive terminate with Good Reason during the Initial Term, Executive shall receive from the Company, in a lump sum payment due on the effective date of termination, the base salary at the rate then in effect for whatever time period is remaining under the Initial Term or for one year, whichever amount is greater. Should Executive be terminated by the Company without Cause or should Executive terminate with Good Reason during the Extended Term, Executive shall receive from the Company, in a lump sum payment due on the effective date of termination, the base salary at the rate then in effect equivalent to one year of base salary. Further, any termination without Cause by the Company or by Executive for Good Reason shall operate to shorten the period set forth in paragraph 3(a) and during which the terms of paragraph 3 apply to one





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         year from the date of termination of employment.  If Executive resigns or otherwise terminates his employment without Good Reason, rather than the Company terminating his employment pursuant to this paragraph 4(d), Executive shall receive no severance compensation.

                 Executive shall have "Good Reason" to terminate his employment hereunder upon the occurrence of any of the following events, unless such event is agreed to in writing by Executive: (a) Executive is demoted by means of a material reduction in authority, responsibilities or duties to a position of less stature or importance within the Company than the position described in Section 1 hereof;
         (b) Executive's annual base salary as then in effect is reduced; or
         (c) the relocation of the Company's principal executive offices to a location outside the greater [____________________] area or the Company's requiring Executive to relocate anywhere other than the Company's principal executive offices.

         If termination of Executive's employment arises out of the Company's failure to pay Executive on a timely basis the amounts to which he is entitled under this Agreement or as a result of any other breach of this Agreement by the Company, as determined by a court of competent jurisdiction or pursuant to the provisions of paragraph 18 below, the Company shall pay all amounts and damages to which Executive may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Executive to enforce his rights hereunder. Further, none of the provisions of paragraph 3 shall apply in the event this Agreement is terminated as a result of a breach by the Company.

         Upon termination of this Agreement for any reason provided above, in addition to the above payments, if any, Executive shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination, paid to Executive in a lump sum on the effective
date.   All other rights and obligations of the Company and Executive under this Agreement shall cease as of the effective date of termination, except that the Executive's obligations under paragraphs 3, 5, 6, 7, and 8 herein shall survive such termination in accordance with their terms.

         5. Return of Company Property. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Executive by or on behalf of the Company, IES or any IES Companies or their representatives, vendors or customers which pertain to the business of the Company or IES or any IES Companies shall be and remain the property of the Company or IES or the IES Company, as the case may be, and be subject at all times to their discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company or IES or the IES Company which is collected by Executive shall be delivered promptly to the Company without request by it upon termination of Executive's employment.





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         6.      Inventions.  Executive shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Executive, solely or jointly with another, during the period of employment or within one year thereafter, if conceived during employment, and which are directly related to the business or activities of the Company and which Executive conceives as a result of his employment by the Company. Executive hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Executive shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

         7. Trade Secrets. Executive agrees that he will not, during or after the term of this Agreement, disclose the specific terms of the Company's or IES' relationships or agreements with their respective significant vendors or customers or any other significant and material trade secret of the Company or IES, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

         8.      Confidentiality.

                 (a) Executive acknowledges and agrees that all Confidential Information (as defined below) of the Company is confidential and a valuable, special and unique asset of the Company that gives the Company an advantage over its actual and potential, current and future competitors. Executive further acknowledges and agrees that Executive owes the Company a fiduciary duty to preserve and protect all Confidential Information from unauthorized disclosure or unauthorized use, that certain Confidential Information constitutes "trade secrets" under applicable laws and, that unauthorized disclosure or unauthorized use of the Company's Confidential Information would irreparably injure the Company.

                 (b) Both during the term of Executive's employment and after the termination of Executive's employment for any reason (including wrongful termination), Executive shall hold all Confidential Information in strict confidence, and shall not use any Confidential Information except for the benefit of the Company, in accordance with the duties assigned to Executive. Executive shall not, at any time (either during or after the term of Executive's employment), disclose any Confidential Information to any person or entity (except other employees of the Company who have a need to know the information in connection with the performance of their employment duties), or copy, reproduce, modify, decompile or reverse engineer any Confidential Information, or remove any Confidential Information from the Company's premises, without the prior written consent of the President of the Company, or permit any other person to do so. Executive shall take reasonable precautions to protect the physical security of all documents and other material containing Confidential Information (regardless of the medium on which the Confidential Information is stored). This Agreement





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         applies to all Confidential Information, whether now known or later to become known to Executive.

                 (c) Upon the termination of Executive's employment with the Company for any reason, and upon request of the Company at any other time, Executive shall promptly surrender and deliver to the Company all documents and other written material of any nature containing or pertaining to any Confidential Information and shall not retain any such document or other material. Within five days of any such request, Executive shall certify to the Company in writing that all such materials have been returned.

                 (d) As used in this Agreement, the term "Confidential Information" shall mean any information or material known to or used by or for the Company (whether or not owned or developed by the Company and whether or not developed by Executive) that is not generally known to persons in the electrical contracting business. Confidential information includes, but is not limited to, the following: all trade secrets of the Company; all information that the Company has marked as confidential or has otherwise described to Executive (either in writing or orally) as confidential; all nonpublic information concerning the Company's products, services, prospective products or services, research, product designs, prices, discounts, costs, marketing plans, marketing techniques, market studies, test data, customers, customer lists and records, suppliers and contracts; all Company business records and plans; all Company personnel files; all financial information of or concerning the Company; all information relating to operating system software, application software, software and system methodology, hardware platforms, technical information, inventions, computer programs and listings, source codes, object codes, copyrights and other intellectual property; all technical specifications; any proprietary information belonging to the Company; all computer hardware or software manual; all training or instruction manuals; and all data and all computer system passwords and user codes.

         9.      No Prior Agreements.   Executive hereby represents and
warrants to the Company that the execution of this Agreement by Executive and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Executive agrees to indemnify the Company for any claim, including, but not limited to, reasonable attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition agreement, invention or secrecy agreement between Executive and such third party which was in existence as of the date of this Agreement.

         10. Assignment; Binding Effect. Executive understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Executive agrees, therefore, that he cannot assign all or any portion of his performance under this





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Agreement.  Subject to the preceding two sentences and the express provisions of paragraph 12 below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

         11.     Change in Control.

                 (a) Executive understands and acknowledges that the Company may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of the Company hereunder or that the Company may undergo a Change in Control (as defined below). In the event a Change in Control is initiated or occurs during the Initial Term or Extended Term, then the provisions of this paragraph 11 shall be applicable.

                 (b) In the event of a Change in Control wherein the Company and Executive have not received written notice at least ten business days prior to the date of the event giving rise to the Change in Control from the successor to all or a substantial portion of the Company's business and/or assets that such successor is willing as of the closing to assume and agrees to perform the Company's obligations under this Agreement in the same manner and to the same extent that the Company is hereby required to perform, then Executive may, at Executive's sole discretion, elect to terminate Executive's employment on such Change in Control by providing written notice to the Company prior to the closing of the transaction giving rise to the Change in Control. In such case, the applicable provisions of paragraph 4(d) will apply as though the Company had terminated Executive without Cause; however, the amount of the lump sum severance payment due Executive shall be triple the amount calculated under the terms of paragraph 4(d), but shall in no event exceed nine times Executive's base salary.

                 (c) In any Change in Control situation, Executive may, at Executive's sole discretion, elect to terminate Executive's employment upon the effective date of such Change in Control by providing written notice to the Company at least five business days prior to the closing of the transaction giving rise to the Change in Control. In such case, the applicable provisions of paragraph 4(d) will apply as though the Company had terminated Executive without Cause; however, the amount of the lump sum severance payment due Executive shall be double the amount calculated under the terms of paragraph 4(d), but shall in no event exceed six times Executive's base salary.

                 (d) If, on or within two years following the effective date of a Change in Control the Company terminates Executive's employment other than for Cause or Executive terminates his employment for Good Reason, or if Executive's employment with the Company is terminated by the Company within three months before the effective date of a Change in Control and it is reasonably demonstrated that such termination (i) was at the





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         request of a third party that has taken steps reasonably calculated to effect a Change in Control, or (ii) otherwise arose in connection with or anticipation of a Change in Control, then Executive shall receive from Company, in a lump sum payment due on the effective date of termination, the greater of (i) the equivalent of three years' base salary at the rate then in effect, or (ii) the base salary for whatever period is then remaining on the Initial Term, if any.

                 (e) A "Change in Control" shall be deemed to have occurred if:

                          (i) any person, entity or group (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act"), other than the IES Companies or an employee benefit plan of the IES Companies, acquires, directly or indirectly, the beneficial ownership (as defined in Section 13(d) of the Act) of any voting security of IES and immediately after such acquisition such person is, directly or indirectly, the beneficial owner of voting securities representing 20% or more of the total voting power of all of the then outstanding voting securities of IES entitled to vote generally in the election of directors;

                          (ii) upon the first purchase of IES's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by IES);

                          (iii) the stockholders of IES shall approve a merger, consolidation, recapitalization or reorganization of IES, or a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by the holders of all of the outstanding voting securities of IES immediately prior to the transactions with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction;

                          (iv) the stockholders of IES shall approve a plan of complete liquidation or dissolution of IES or an agreement for the sale or disposition by IES of all or substantially all of IES's assets; or

                          (v) if, at any time during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.





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                 (f)      Notwithstanding anything in this Agreement to the
         contrary, a termination pursuant to paragraph 11(b), (c), or (d) shall operate to automatically waive in full the noncompetition restrictions imposed on Executive pursuant to paragraph 3(a).

                 (g) If it shall be finally determined that any payment made or benefit provided to Executive in connection with a "change in control" of the Company or IES, whether or not made or provided pursuant to this Agreement, is subject to the excise tax imposed by
         Section 4999 of the Internal Revenue Code of 1986, as amended, or any successor thereto, the Company shall pay Executive an amount of cash (the "Additional Amount") such that the net amount received by Executive after paying all applicable taxes on such Additional Amount shall be equal to the amount that Executive would have received if
         Section 4999 were not applicable.

         12. No Mitigation or Offset. Executive shall not be required to mitigate the amount of any Company payment provided for in this Agreement by seeking other employment or otherwise. The amount of any payment required to be paid to Executive by the Company pursuant to this Agreement shall not be reduced by any amounts that are owed to the Company by Executive, or by any setoff, counterclaim, recoupment, defense or other claim, right or action.

         13. Release. Notwithstanding anything in this Agreement to the contrary, Executive shall not be entitled to receive any payments pursuant to this Agreement unless Executive has executed (and not revoked) a general release of all claims Executive may have against the Company and its affiliates in a form of such release reasonably acceptable to the Company.

         14. Indemnification. In the event Executive is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Executive), by reason of the fact that he is or was performing services under this Agreement, then the Company shall indemnify Executive against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Executive in connection therewith. In the event that both Executive and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage competent legal representation, and Executive agrees to use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Executive, Employee may engage separate counsel and the Company shall pay all attorneys' fees and reasonable expenses of such separate counsel. Further, while Executive is expected at all times to use his best efforts to faithfully discharge his duties under this Agreement, Executive cannot be held liable to the Company for errors or omissions made in good faith where Executive has not exhibited gross, willful and wanton negligence and misconduct nor performed criminal and fraudulent acts which materially damage the business of the Company.

         15. Complete Agreement. Executive has no oral representations, understandings or agreements with the Company, IES or any of their officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company, IES and Executive and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Executive, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term. Without limiting the generality of the foregoing, either party's failure to insist on strict compliance with this Agreement shall not be deemed a waiver thereof.

         16. Notice. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

         To the Company:          c/o Integrated Electrical Services, Inc.
                                  Attn:
                                        ----------------------------------

                                        ----------------------------------

                                        ----------------------------------

         To Executive:
                                        ----------------------------------

                                        ----------------------------------

                                        ----------------------------------

Notice shall be deemed given and effective on the earlier of three days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 16.

         17. Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

         18. Dispute Resolutions. Except with respect to injunctive relief as provided in paragraph 3(b), neither party shall institute a proceeding in any court or administrative agency to resolve a dispute between the parties before that party has sought to resolve the dispute through direct negotiation with the other party. If the dispute is not resolved within two weeks after a demand for direct negotiation, the parties shall attempt to resolve the dispute through mediation.

If the parties do not promptly agree on a mediator, the parties shall request the Association of Attorney Mediators in Harris County, Texas to appoint a mediator certified by the Supreme Court of Texas. If the mediator is unable to facilitate a settlement of the dispute within a reasonable period of time, as determined by the mediator, the mediator shall issue a written statement to the parties to that effect and any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Houston, Texas, in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon in the event the arbitrators determine that Executive was terminated without disability or Cause, as defined in paragraphs 4(b) and 4(c), respectively, or that the Company has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The costs and expenses, including reasonable attorneys' fees, of the prevailing party in any dispute arising under this Agreement will be promptly paid by the other party.

         19. Governing Law. This Agreement shall in all respects be construed according to the laws of the State of Texas without regard to its conflicts of law provisions.

         20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective for all purposes as of the Effective Date.

                                      ------------------------------------------

                                      By:
                                          --------------------------------------
                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------


                                      EXECUTIVE

                                      ------------------------------------------